Exhibit 99.1

Filed by Mainland Resources, Inc.
Pursuant to Rule 425 of the Securities Act of 1933, as amended and deemed filed pursuant to
Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: American Exploration Corporation
Commission File Number: 333-141060

Mainland Resources, Inc. 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380 info@mainlandresources.com
NEWS RELEASE _______________________________________________________________________

MAINLAND RESOURCES, INC. APPOINTS RAHIM JIVRAJ TO
THE BOARD OF DIRECTORS

HOUSTON, TX - April 21, 2010 - Mainland Resources, Inc. (the "Company") (OTCBB: MNLU, Frankfurt 5MN) has appointed Rahim Jivraj as a Board Member.

Rahim Jivraj has been an entrepreneur for over ten years, in venture capital for eight years, and has assisted various private and public entities as a corporate advisor on matters related to finance, development and investor relations. Mr. Jivraj previously served as the President and a Director of the Company from September 2007 to February 2008.

Mr. Jivraj was associated with two boutique venture capital and merchant banking firms based in Vancouver, Canada before leaving to pursue independent ventures in 2008. From March 2007 to November 2008, he founded and became the CEO and a Director of Spring & Mercer Capital Corporation, a public company listed under the TSX Venture Exchange's Capital Pool Company Program, which enables seasoned directors and officers to form and list a "Capital Pool Company" whose primary objective was to seek and acquire a business suitable for continued listing of the company on the Exchange. Mr. Jivraj has also served on the Boards of Directors of Afrasia Mineral Fields Inc. (from November 2005 to December 2006) and Hastings Resources Corp. (from October 2007 to May 2008), both public companies listed on the TSX Venture Exchange. On April 16, 2010, Mr. Jivraj was appointed as the President, Chief Executive Officer and a Director of Uranium International Corp. (OTCBB: URNI), a public company quoted on the OTC Bulletin Board.

The Company's Board now consists of Mr. Jivraj, Simeon King-Horton, Angelo Viard, William Thomas and Peter Wilson.

About Mainland Resources, Inc.

Mainland Resources is a junior company engaged in the exploration and development of oil and gas resources. The Company's current initiatives are focused on the acquisition and development of leases in emerging gas regions with the potential for discoveries including the Haynesville shale.

Symbol:    MNLU - OTCBB, Symbol: 5MN; Frankfurt, WKN No.: A0ND6N

Contact:   Investor Relations (USA)
                 Toll-Free North America +1-877-662-3668

                 Investor Relations (Europe)
                 Tel. +49-69-7593-8408

NOTICE TO READERS- THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKES FULL RESPONSIBILITY FOR ITS CONTENTS. EACH OF FINRA, THE SEC AND THE BRITISH COLUMBIA SECURITIES COMMISSION NEITHER APPROVES NOR DISAPPROVES OF THE CONTENTS OF THIS NEWS RELEASE. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company and American Exploration Corporation intend to file certain materials with the United States Securities and Exchange Commission in connection with the proposed merger transaction between the parties announced on March 23, 2010, including the filing by the Company with the SEC of a Registration Statement on Form S-4, which will include a preliminary prospectus and related materials to register the securities of the Company to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus that the Company and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the proxy statement/prospectus will contain important information about the Company, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the proxy statement/prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the proxy statement/prospectus when they become available, and other documents filed with the SEC by the Company and American Exploration, through the web site maintained by the SEC at www.sec.gov. The Company's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Company. In any event, documents filed by the Company with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 20333 State Highway 249, Suite 200, Houston, TX 77070; Facsimile: (713) 583-1162.

Each of the Company and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the proxy statement/prospectus described above.